AMENDMENT TO

AMENDED AND RESTATED

INVESTMENT SUB-ADVISORY AGREEMENT

This Amendment (the “Amendment”) is made and entered into effective January [1], 2024, between RBC Global Asset Management (U.S.) Inc. (the “Adviser”), a Minnesota corporation, and RBC Global Asset Management (UK) Limited (the “Subadviser”), a corporation organized under the laws of England and Wales, and hereby amends the Amended and Restated Investment Sub-advisory Agreement, dated as of April 1, 2023 (the “Agreement”), between the Adviser and Subadviser.

WHEREAS, the Adviser and the Subadviser previously entered into the Agreement; and

WHEREAS, the Adviser and the Subadviser wish to amend the Agreement to reflect a reallocation of the fees payable by the Adviser to the Subadviser.

NOW THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

SECTION 1. Appendix A. Appendix A to the Agreement is replaced in its entirety with the updated Appendix A attached hereto.

SECTION 2. Agreement Continuation. The Agreement, as modified herein, shall continue in full force and effect, and nothing herein shall be construed as a waiver or modification of existing rights under the Agreement, except as such rights are expressly modified hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective authorized officers or representatives as of the date first above written.

RBC GLOBAL ASSET MANAGEMENT (U.S.) INC.

By:
Name:
Title:

RBC GLOBAL ASSET MANAGEMENT (UK) LIMITED

By:
Name:
Title:

By:
Name:
Title:

APPENDIX A

Fee Schedule

For the services provided by the Subadviser to each series of RBC Funds Trust listed below (each, a Fund”), the Adviser will pay the Subadviser a fee, computed daily and payable monthly, equal to 60% of the management fee paid to the Adviser by the Fund (“Management Fee”), after deducting the amounts of any fees waived or expenses paid or reimbursed by the Adviser pursuant to any expense limitation arrangements then in place between the Adviser and the Fund (“Expense Waivers”), such that:

(Management Fee – Expense Waivers) x 0.600 = Sub-Advisory Fee

Funds
RBC BlueBay Emerging Market Debt Fund
RBC BlueBay High Yield Bond Fund